EXHIBIT 99.1

ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ENTERPRISE ACQUISITION CORP.

The undersigned appoints Daniel C. Staton and Marc H. Bell as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Enterprise Acquisition Corp. (“Enterprise”) held of record by the undersigned on                     , 2009, at the Special Meeting of Stockholders to be held on                     , 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE ENTERPRISE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 and 4. THE ENTERPRISE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.

To approve an amendment to Enterprise's amended and restated certificate of incorporation to allow Enterprise to complete the merger with ARMOUR Merger Corp. (“Merger Sub Corp.”), a wholly owned subsidiary of ARMOUR Residential REIT, Inc. (“ARMOUR”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

To approve an amendment to Enterprise's amended and restated certificate of incorporation to increase from 30% to 50% the threshold regarding the amount of Enterprise's shares of common stock issued in Enterprise's initial public offering that may seek conversion without preventing a business combination from being consummated.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Agreement and Plan of Merger, dated July 29, 2009, among Enterprise, ARMOUR and Merger Sub Corp.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted “AGAINST” Proposal Number 2 and you hold shares of Enterprise common stock issued in the Enterprise initial public offering, you may exercise your conversion rights and demand that Enterprise convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Enterprise common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you affirmatively vote against the merger, demand that Enterprise convert your shares into cash and deliver your stock to Enterprise's transfer agent physically or electronically prior to the meeting. Failure to (a) vote against adoption of the Agreement and Plan of Merger, (b) check the following box, (c) deliver your stock certificate to Enterprise's transfer agent or deliver your shares electronically using Depository Trust Company's DWAC (Deposit Withdrawal at Custodian) System prior to the meeting, and (d) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS	☐

4..	To approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR	AGAINST	ABSTAIN

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐	☐	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED .

Signature	Signature		Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer, giving full title as such. If stockholder is a partnership, please sign in partnership name by authorized person.